UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 13, 2006

Omtool, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22871	02-0447481
(Commission File Number)	(IRS Employer Identification No.)

6 Riverside Drive	01810
Andover, MA	(Zip Code)
(Address of Principal Executive Offices)

(978) 327-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On November 13, 2006, Omtool, Ltd. (the “Company”), Blue Chip Technologies Ltd. (“Blue Chip”), BC Acquisition, Inc., a wholly-owned acquisition subsidiary of the Company (“Merger Sub”), Omtool Healthcare, LLC, a wholly-owned subsidiary of the Company (the “LLC”), and William J. Rynkowski, Jr. (the “Principal Shareholder”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, subject to the terms and conditions in the Merger Agreement, merge with and into Blue Chip (the “Merger”).  As a result of the Merger, Blue Chip will become a wholly-owned subsidiary of the Company.  Promptly following the Merger, the Company will cause Blue Chip to merge with and into the LLC.

The estimated aggregate consideration for the Company’s acquisition, by merger, of Blue Chip is up to $4.1 million, subject to adjustment, consisting of a combination of cash, promissory notes and common stock of the Company.  The Company will hold back a portion of the purchase price as a source of payment for any indemnification claims that may arise under the Merger Agreement.  The Merger, which is subject to customary and other closing conditions, including the entry by the Company and the Principal Shareholder into a piggy-back registration rights agreement and an employment agreement, the forms of which are attached to the Merger Agreement as Exhibit E and Exhibit F, respectively, is expected to close in December 2006.

A copy of the Merger Agreement and certain exhibits thereto is attached hereto as Exhibit 2.1 and incorporated herein by reference.  The foregoing description of the Merger Agreement and certain exhibits thereto is qualified in its entirety by reference to the full text of the Merger Agreement and such exhibits.

A copy of the Company’s press release announcing its entry into the Merger Agreement is attached hereto as Exhibit 99.1.

Blue Chip, based in Danvers, Massachusetts, is a provider of electronic forms automation, document imaging and object archiving solutions to the healthcare vertical market.

Item 2.02.  Results of Operations and Financial Condition

On November 14, 2006, the Company announced its financial results for the three months ended September 30, 2006.  A copy of the press release is attached hereto as Exhibit 99.2.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

2.1*	Agreement and Plan of Merger, dated November 13, 2006, by and among Omtool, Ltd., Blue Chip Technologies Ltd., BC Acquisition, Inc., Omtool Healthcare, LLC and William J. Rynkowski, Jr.

99.1	Press Release of the Company, dated November 14, 2006.

99.2	Press Release of the Company, dated November 14, 2006.

*                    Schedules, certain exhibits and similar attachments to the Agreement and Plan of Merger are not filed, but Omtool, Ltd. undertakes to furnish a copy of any schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date: November 14, 2006
	By:	/s/ Daniel A. Coccoluto
	Name:	Daniel A. Coccoluto
	Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated November 13, 2006, by and among Omtool, Ltd., Blue Chip Technologies Ltd., BC Acquisition, Inc., Omtool Healthcare, LLC and William J. Rynkowski, Jr.

99.1	Press Release of the Company, dated November 14, 2006.

99.2	Press Release of the Company, dated November 14, 2006.

*                    Schedules, certain exhibits and similar attachments to the Agreement and Plan of Merger are not filed, but Omtool, Ltd. undertakes to furnish a copy of any schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

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